Exhibit 10.2

MICROSOFT .NET CONNECTED
LOGO LICENSE AGREEMENT

This Logo License Agreement (“Logo Agreement”) is made and entered into by and between Microsoft Corporation (“Microsoft”), and (“Licensee”), the individual or entity who agrees and accepts the following terms and conditions of this Agreement by typing their name, and clicking “I Accept” below.

1.    DEFINITIONS

(a)	“Criteria” means the specifications set forth in the “Microsoft .NET Connected Logo Program Technical Specification” document.

(b)	“Effective Date” means the date Microsoft counter accepts this Logo Agreement, and shall be the date upon which the Logo Agreement takes effect.

(c)	“Logo” means the Microsoft .NET Connected logo(s) depicted in the attached Exhibit A, or such additional or replacement logo(s) Microsoft may provide under this Logo Agreement.

(d)	“Product” means Licensee’s web service or application identified by name and version in Exhibit B to this Logo Agreement.

(e)	“Product Add-on” means a toolkit, software development kit, or other separately-distributed code that can be added to Product to enable it to meet the Criteria.

2.    LICENSE GRANT & RESTRICTIONS

(a)
Microsoft hereby grants to Licensee a worldwide, nonexclusive, nontransferable, royalty-free, personal license to use the specific Logo listed in Exhibit B solely on, or in direct reference to Product that meets the Quality Standards (as set forth in Section 4(a)), in the manner described in the specifications set forth in the attached Exhibit A. Microsoft reserves all rights not expressly granted herein. Licensee shall not assign, transfer or sublicense this Logo Agreement (or any right granted herein) in any manner without prior written consent from Microsoft.

(b)
If Product requires a Product Add-on to meet the Criteria, Licensee must offer such Product Add-on to Product end-users at no additional charge, and make it freely available online for downloading by Product end-users at all times during the term of this Logo Agreement. Licensee must also list such Product Add-on, and the URL where it will be available, in Exhibit B to this Logo Agreement. When using the Logo on or in reference to Product that requires a Product Add-on to meet the Criteria, the following text must be clearly legible immediately below the empty space under the Logo required by the “Spacing” section of Exhibit A to this Logo Agreement: “*Microsoft .NET Connected status requires installation of the free download available at: [URL].” (URL must be provided).

(c)
This Logo Agreement does not grant by implication, estoppel, or otherwise, any license to any Microsoft technology or proprietary rights other than the use of the Logo permitted pursuant to Section 2 (a).

3.    OWNERSHIP, IDENTIFICATION & USE

(a)
Licensee acknowledges Microsoft’s sole ownership of the Logo, and all associated goodwill, and that Microsoft retains all right, title and interest in and to the Logo. All goodwill arising from use of the Logo by Licensee will inure to the sole benefit of Microsoft.

(b)
Licensee will not use the Logo in a manner that will diminish or otherwise damage Microsoft’s goodwill in the Logo as determined by Microsoft at its sole discretion. Licensee will not adopt, use, or register any corporate name, trade name, trademark, domain name, service mark or certification mark, or other designation that violates Microsoft’s rights in the Logo.

(c)
Licensee shall take reasonable steps to notify Microsoft of any suspected violation of, or challenge to, Microsoft’s rights in the Logo of which Licensee becomes aware. Microsoft shall have the sole right to, and in its sole discretion may control any action concerning the Logo.

4.    QUALITY CONTROL

(a)
All Product distributed in connection with the Logo shall: (i) meet the Criteria, (ii) meet or exceed the quality of similar products provided by Licensee before the Effective Date, (iii) meet or exceed standards of quality and performance generally accepted in the industry, and (iv) comply with all applicable laws, rules, and regulations (collectively the “Quality Standards”). Licensee shall use the Logo solely in connection with Product that meets the Quality Standards.

(b)
Licensee shall cooperate with Microsoft to facilitate period review of Licensee’s use of the Logo, and of Licensee’s compliance with the Quality Standards. Licensee shall promptly correct and remedy any deficiencies in its use of the Logo and conformance to the Quality Standards upon reasonable notice from Microsoft.

5.     INDEMNIFICATION FROM LICENSEE

Licensee will indemnify and defend Microsoft from and against any and all third party claims, damages, costs, and expenses (including reasonable attorneys’ fees) related to the Product or Licensee’s use of the Logo in breach of this Logo Agreement, (“Licensee Indemnified Claim”), provided (i) Licensee is notified promptly in writing of any Licensee Indemnified Claim, (ii) Licensee has sole control over the defense of the Licensee Indemnified Claim, and (iii) Microsoft provides reasonable cooperation, in the defense of the same.

6.    INDEMNIFICATION FROM MICROSOFT

(a)
Microsoft will indemnify and defend Licensee from and against any and all third party claim(s), damages, costs, and expenses (including reasonable attorney’s fees) that the Logo infringes any trademark rights of such third party (“Microsoft Indemnified Claim”), provided: (i) Microsoft is notified promptly in writing of any Microsoft Indemnified Claim, (ii) has sole control over the  defense of the Microsoft Indemnified Claim, and (iii) Licensee provides reasonable cooperation in the defense of the same.

(b)
In connection with any pending or reasonably anticipated Microsoft Indemnified Claim, Licensee shall promptly discontinue or modify use of the Logo upon Microsoft’s request. Microsoft shall have no liability for any Microsoft Indemnified Claim based on Licensee’s use of the Logo more than twenty (20)

days after Microsoft’s written notice that Licensee should cease use of the Logo due to such claim. Company shall indemnify and defend Microsoft from and against all damages, costs, and expenses (including reasonable attorney’s fees) incurred due to Licensee’s continued use of the Logo after such twenty (20) day notice period.

7.    DISCLAIMER OF WARRANTY & LIMITATION OF LIABILITY

(a)	MICROSOFT MAKES NO WARRANTIES REGARDING THE LOGO, AND HEREBY DISCLAIMS ALL WARRANTIES THAT MIGHT OTHERWISE BE IMPLIED BY LAW.

(b)
EXCEPT AS PART OF A THIRD PARTY DAMAGE CLAIM FOR WHICH ONE OF THE PARTIES IS OBLIGATED TO INDEMNIFY THE OTHER, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY DAMAGES ARISING OUT OF THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.    TERM AND TERMINATION

(a)	The term of this Logo Agreement shall commence on the Effective Date and continue for one (1) year, unless terminated earlier by either party.

(b)
Either party shall have the right to terminate this Logo Agreement without cause upon sixty (60) days prior written notice. Either party shall have the right to immediately terminate this Logo Agreement for breach by the other party if such breach is not cured within thirty (30) days of written notice to the other party of such breach.

(c)
Upon expiration or termination of this Logo Agreement, Licensee will immediately cease all use of the Logo. However, unless the Logo Agreement is terminated for breach, and subject to Section 6 (b), Licensee may distribute then-existing Product packaging or advertising materials containing the Logo for a period of sixty (60) days from termination, or expiration of the term, provided use of the Logo complies with this Logo Agreement.

9.    NOTICES

All notices, authorizations, and requests in connection with this Logo Agreement shall be in writing, addressed as stated herein, (or to such other address as the party to receive the notice so designates by written notice to the other) and shall be deemed given when: (i) deposited in the mail, postage prepaid, certified or registered, return receipt requested; or (ii) sent by air express courier, charges prepaid. The parties shall fax a copy of any such notices to the fax numbers identified below on the same day.

MICROSOFT:  Microsoft Corporation
                               One Microsoft Way
                               Redmond, WA 98052-6399
                               USA

Attention:             netlogo@microsoft.com
Microsoft .NET Connected Logo Program

Fax:                         (425) 706-7329

With Copy To:      Law & Corporate Affairs, Trademarks

Fax:  (425) 706-4112
LICENSEE: Information listed in the registration form.

10.    MISCELLANEOUS

(a)
Entire Agreement. This Logo Agreement, including all Exhibits, comprises the entire parties’ agreement concerning its subject matter, and supersedes and merges all prior or contemporaneous communications. It may be amended only by written agreement signed by the parties.

(b)
Governing Law. This Logo Agreement shall be governed by the laws of the State of Washington. Venue over all disputes arising under or relating to this Logo Agreement shall be in the state and federal courts within the State of Washington or the federal courts within the State of New York, but in either case Washington state law shall apply. Process may be served on either party as authorized by applicable law or court rule.

(c)	Attorneys’ Fees. In any action to enforce this Logo Agreement, the non-prevailing party shall pay the prevailing party’s reasonable costs, attorneys’ fees, and other expenses.

(d)	No Waiver. No waiver of any breach of this Logo Agreement shall constitute a waiver of any other breach, and no waiver shall be effective unless in writing, signed by the waiving party.

(e)
Severability. If any provision (or portion thereof) of this Logo Agreement shall be held to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect, and the court shall enforce such provisions to the extent allowable by law.

(f)	Relationship. Neither this Logo Agreement, nor any terms and conditions contained herein, shall be construed as creating a partnership, joint venture or agency relationship or as granting a franchise.

(g)
Survival. The provisions of Sections 7,8,9,10, as well as Sections 5 with respect to Product(s) distributed with the Logo, and 6 for claims based on use of the Logo permitted herein, shall survive the expiration or termination of this Logo Agreement.

(h)	Exhibits. This Logo Agreement includes Exhibits A and B which are hereby incorporated by reference.

EXHIBIT A

MICROSOFT .NET CONNECTED
LOGO LICENSE AGREEMENT

Specifications for Using the Logo

[MICROSOFT .NET CONNECTED LOGO]

Microsoft has established the following set of specifications for proper use of the Logo(s). Licensee must comply with these specifications.

1.
Licensee must have a valid Microsoft .NET Connected Logo License Agreement in place before  using the Logo. Licensee may only use the specific version of the Logo (base or premium) as  listed in Exhibit B to this Logo Agreement for Product.

2.
The Logo may only be used on packaging, collateral materials, documentation, and advertising,  including Web advertising for licensed Product, as well as on Licensee’s web site in any area  related to Product. The Logo may not in any manner that may imply that non-licensed products  meet the Criteria set forth in the Logo Agreement. When used on Licensee’s web site, the Logo  may be used as a link to the Microsoft .NET Connected directory. The Logo may not be used as a  link to any other page.

3.	Licensee’s company name, logo, or product name must appear on any materials where the Logo is used. The Logo must be less prominent than Licensee’s Product name, trademark, logo, or trade name.

4.	The Logo may not be used in any manner that expresses or might imply Microsoft’s affiliation, sponsorship, endorsement, or approval other than as contemplated by the Logo Agreement.

5.
Licensee may not use the Logo in a manner that might suggest co-branding or otherwise create a  potential confusion as to the source of the Product or ownership of the Logo. Licensee may not  display the Logo in any manner that suggests that Product is a Microsoft product, or in any  manner that suggests that Microsoft or .NET is a part of the Product name.

6.
Licensee may use the Logo only as provided by Microsoft. Except for size subject to the  restrictions herein, the Log may not be altered in any manner, including proportions, colors,  elements, etc., or animated, morphed, or otherwise distorted in perspective or dimensional  appearance.

7.	The Logo may not be included in any non-Microsoft trade-name, business name, product or service name, logo, trade dress, design, slogan, domain name, or other trademark.

8.	The Logo may not be combined with any other symbols including, words, logos, icons, graphics, photos, slogans, numbers, or other design elements.

9.	The Logo must include the ® and ™ symbols as show in this exhibit.

10.
The Logo shall be attributed to Microsoft Corporation in all materials where it is used, with the attribution clause: “Microsoft and the .NET Logo are trademarks, or registered trademarks of Microsoft Corporation in the United States and/or other countries.”

Size
The integrity of all elements of the Logo must be maintained. For example, the type and trademark notations must be readable; in no case should the Logo appear at such a small size that these conditions are not met. Minimum size for the Logo shall be: Inches: 1” x .91” Pixels: 72 x 64, or Millimeters: 25.5 x 23

Spacing
The Logo must stand alone. A minimum amount of empty space must be left between the Logo and any other object such as type, photography, borders, edges, etc. The required border of empty space around the Logo must be X, where X equals the height of the letter “c” in connected.

Color
The color version is the preferred way of reproducing the Logo. The CMYK and RGB values are built into the logo artwork files. You must use the Logo artwork as provided; the color values may not be altered. The area behind the interior oval of the arrow graphic element needs to remain white behind Microsoft .NET Connected (not transparent under any circumstances).

Stickers
The Logo may be used on a sticker for placement on Product packaging, so long as all specifications herein are met.
For Questions regarding the Logo: contact netlogo@microsoft.com

EXHIBIT B

MICROSOFT .NET CONNECTED
LOGO LICENSE AGREEMENT

Licensed Product

The information below must be filled out for Product to be licensed under this Logo Agreement.

SAMPLE ONLY. TO BE FILLED IN BY MICROSOFT.

Product name	Product version identifier	Logo for which Product is licensed (base or premium)

SAMPLE ONLY. TO BE FILLED IN BY MICROSOFT.

Licensee
Name of person accepting this Exhibit B to the Logo Agreement
Title
Date

EXECUTION OF THIS AGREEMENT: Typing your name, and clicking “I Accept” is a symbol of your signature that you accept and agree to be bound by all terms and conditions of this Agreement. Do not proceed if you are not authorized to bind the Licensee and/or you do not agree to the terms and conditions of this Agreement. This Agreement shall be complete upon Licensee’s receipt of confirmation email from Microsoft.

[Agreement entered into on January 21, 2003 online by Tim Napoleon on behalf of the Company]